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Exhibit 21

SUBSIDIARIES OF TETRA TECH, INC.

GeoTrans, Inc., a Virginia corporation
Tetra Tech EM Inc., a Delaware corporation
KCM, Inc., a Washington corporation
Tetra Tech Technical Services, Inc., a Delaware corporation
SCM Consultants, Inc., a Washington corporation
Whalen & Company, Inc., a Delaware corporation
Whalen Service Corps Inc., a Delaware corporation
Tetra Tech NUS, Inc., a Delaware corporation
McNamee, Porter & Seeley, Inc., a Michigan corporation
Tetra Tech Canada Ltd., a Province of Ontario, Canada corporation (dba Sentrex Communications Company)
IWA Services, Inc., a California corporation
MFG, Inc., a Delaware corporation
D.E.A. Construction Company, a Colorado corporation
BAHA Communications, Inc., a Nevada corporation
Utilities & C. C., Inc., a California corporation
Cosentini Associates, Inc., a New York corporation
PDR Engineers, Inc., a Delaware corporation
Continental Utility Contractors, Inc., a Washington corporation
Evergreen Utility Contractors, Inc., a Washington corporation
Gig Harbor Construction, Inc., a Washington corporation
LC of Illinois, Inc., an Illinois corporation
HFC Technologies, Inc., a Colorado corporation
eXpert Wireless Solutions, Inc., a Delaware corporation
FHC, Inc., an Oklahoma corporation
Rizzo Associates, Inc., a Massachusetts corporation
Drake Contractors, Inc., a Colorado corporation
Rocky Mountain Consultants, Inc., a Delaware corporation
Williams, Hatfield & Stoner, Inc., a Florida corporation
Vertex Engineering Services, Inc., a Massachusetts corporation
Maxim Technologies, Inc., a Delaware corporation
Commonwealth Technology, Inc., a Delaware corporation
The Design Exchange Architects, Inc., a Delaware corporation
Western Utility Contractors, Inc., a Illinois corporation
Western Utility Cable, Inc., a Illinois corporation
Sciences International, Inc., a Delaware corporation
Tetra Tech Executive Services, Inc., a California corporation
Tetra Tech Consulting & Remediation, Inc., a Delaware corporation

All of such subsidiaries, other than Tetra Tech Canada Ltd., are wholly-owned by Tetra Tech, Inc.

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Exhibit 21
SUBSIDIARIES OF TETRA TECH, INC.